Filed Pursuant to Rule 433

Registration No. 333-221035

March 23, 2020

Pricing Term Sheet

$5,000,000,000

The Procter & Gamble Company

$750,000,000 2.450% Notes due 2025

$500,000,000 2.800% Notes due 2027

$1,500,000,000 3.000% Notes due 2030

$1,000,000,000 3.550% Notes due 2040

$1,250,000,000 3.600% Notes due 2050

2.450% Notes due 2025

Issuer:	The Procter & Gamble Company

Aggregate Principal Amount:	$750,000,000

Maturity Date:	March 25, 2025

Coupon (Interest Rate):	2.450%

Price to Public (Issue Price):	99.841% of principal amount

Yield to Maturity:	2.484%

Spread to Benchmark Treasury:	+210 basis points

Benchmark Treasury:	1.125% UST due February 28, 2025

Benchmark Treasury Yield:	0.384%

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2020

Day Count Convention:	30/360

Make-whole Redemption:	At any time at the greater of 100% or a discount rate of Treasury plus 35 basis points

Trade Date:	March 23, 2020

Settlement Date:	March 25, 2020 (T+2)

CUSIP Number:	742718 FF1

ISIN Number:	US742718FF16

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Senior Co-Managers:	Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.

Co-Managers:	BofA Securities, Inc.
Barclays Capital Inc.
BBVA Securities Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
ING Financial Markets LLC
Siebert Williams Shank & Co., LLC
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC

Type of Offering:	SEC Registered

Listing:	None

Use of Proceeds:	General corporate purposes, including the repayment of commercial paper

Long-term Debt Ratings:	Moody’s: Aa3 (Stable); S&P: AA- (Stable)

2.800% Notes due 2027

Issuer:	The Procter & Gamble Company

Aggregate Principal Amount:	$500,000,000

Maturity Date:	March 25, 2027

Coupon (Interest Rate):	2.800%

Price to Public (Issue Price):	99.748% of principal amount

Yield to Maturity:	2.840%

Spread to Benchmark Treasury:	+220 basis points

Benchmark Treasury:	1.125% UST due February 28, 2027

Benchmark Treasury Yield:	0.640%

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2020

Day Count Convention:	30/360

Make-whole Redemption:	At any time at the greater of 100% or a discount rate of Treasury plus 35 basis points

Trade Date:	March 23, 2020

Settlement Date:	March 25, 2020 (T+2)

CUSIP Number:	742718 FG9

ISIN Number:	US742718FG98

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Senior Co-Managers:	Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.

Co-Managers:	BofA Securities, Inc.
Barclays Capital Inc.
BBVA Securities Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
ING Financial Markets LLC
Siebert Williams Shank & Co., LLC
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC

Type of Offering:	SEC Registered

Listing:	None

Use of Proceeds:	General corporate purposes, including the repayment of commercial paper

Long-term Debt Ratings:	Moody’s: Aa3 (Stable); S&P: AA- (Stable)

3.000% Notes due 2030

Issuer:	The Procter & Gamble Company

Aggregate Principal Amount:	$1,500,000,000

Maturity Date:	March 25, 2030

Coupon (Interest Rate):	3.000%

Price to Public (Issue Price):	99.760% of principal amount

Yield to Maturity:	3.028%

Spread to Benchmark Treasury:	+225 basis points

Benchmark Treasury:	1.500% UST due February 15, 2030

Benchmark Treasury Yield:	0.778%

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2020

Day Count Convention:	30/360

Make-whole Redemption:	At any time at the greater of 100% or a discount rate of Treasury plus 35 basis points

Trade Date:	March 23, 2020

Settlement Date:	March 25, 2020 (T+2)

CUSIP Number:	742718 FH7

ISIN Number:	US742718FH71

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Senior Co-Managers:	Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.

Co-Managers:	BofA Securities, Inc.
Barclays Capital Inc.
BBVA Securities Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
ING Financial Markets LLC
Siebert Williams Shank & Co., LLC
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC

Type of Offering:	SEC Registered

Listing:	None

Use of Proceeds:	General corporate purposes, including the repayment of commercial paper

Long-term Debt Ratings:	Moody’s: Aa3 (Stable); S&P: AA- (Stable)

3.550% Notes due 2040

Issuer:	The Procter & Gamble Company

Aggregate Principal Amount:	$1,000,000,000

Maturity Date:	March 25, 2040

Coupon (Interest Rate):	3.550%

Price to Public (Issue Price):	99.503% of principal amount

Yield to Maturity:	3.585%

Spread to Benchmark Treasury:	+220 basis points

Benchmark Treasury:	2.375% UST due November 15, 2049

Benchmark Treasury Yield:	1.385%

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2020

Day Count Convention:	30/360

Make-whole Redemption:	At any time at the greater of 100% or a discount rate of Treasury plus 35 basis points

Trade Date:	March 23, 2020

Settlement Date:	March 25, 2020 (T+2)

CUSIP Number:	742718 FJ3

ISIN Number:	US742718FJ38

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Senior Co-Managers:	Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.

Co-Managers:	BofA Securities, Inc.
Barclays Capital Inc.
BBVA Securities Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
ING Financial Markets LLC
Siebert Williams Shank & Co., LLC
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC

Type of Offering:	SEC Registered

Listing:	None

Use of Proceeds:	General corporate purposes, including the repayment of commercial paper

Long-term Debt Ratings:	Moody’s: Aa3 (Stable); S&P: AA- (Stable)

3.600% Notes due 2050

Issuer:	The Procter & Gamble Company

Aggregate Principal Amount:	$1,250,000,000

Maturity Date:	March 25, 2050

Coupon (Interest Rate):	3.600%

Price to Public (Issue Price):	99.364% of principal amount

Yield to Maturity:	3.635%

Spread to Benchmark Treasury:	+225 basis points

Benchmark Treasury:	2.375% UST due November 15, 2049

Benchmark Treasury Yield:	1.385%

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2020

Day Count Convention:	30/360

Make-whole Redemption:	At any time at the greater of 100% or a discount rate of Treasury plus 35 basis points

Trade Date:	March 23, 2020

Settlement Date:	March 25, 2020 (T+2)

CUSIP Number:	742718 FK0

ISIN Number:	US742718FK01

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

Senior Co-Managers:	Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.

Co-Managers:	BofA Securities, Inc.
Barclays Capital Inc.
BBVA Securities Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
ING Financial Markets LLC
Siebert Williams Shank & Co., LLC
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC

Type of Offering:	SEC Registered

Listing:	None

Use of Proceeds:	General corporate purposes, including the repayment of commercial paper

Long-term Debt Ratings:	Moody’s: Aa3 (Stable); S&P: AA- (Stable)

Note:    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 and Morgan Stanley & Co. LLC collect at 1-866-718-1649.

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